                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-3/A No. 333-106156) and related Prospectus pertaining to the registration of
100,000 shares of common stock, the Registration Statement (Form S-8 No.
333-52315) pertaining to the 1992 Stock Option Plan, 1993 Nonqualified Stock
Option Plan and 1997 Equity Incentive Plan, the Registration Statement (Form S-8
No. 333-57411) pertaining to the Employee Stock Purchase Plan and the
Registration Statement (Form S-8 No. 333-58778) pertaining to the 2000 Equity
Incentive Plan of American Italian Pasta Company of our report dated November 5,
2003, with respect to the consolidated financial statements and schedule of
American Italian Pasta Company included in this Annual Report (Form 10-K) for the year ended October 3, 2003.

                                                /s/ Ernst & Young LLP

Kansas City, Missouri
December 29, 2003